Exhibit 99.1

FOR IMMEDIATE RELEASE

PAA Natural Gas Storage Reports

Third-Quarter 2012 Results

(Houston — November 5, 2012) — PAA Natural Gas Storage, L.P. (NYSE: PNG) today reported net income of $17.9 million, or $0.24 per diluted limited partner unit, for the third quarter of 2012, compared to respective results for the third quarter of 2011 of $15.4 million and $0.21.  The Partnership reported earnings before interest, taxes, depreciation, depletion and amortization (“EBITDA”) of $29.3 million for the third quarter of 2012, compared with EBITDA of $26.3 million for the third quarter of 2011.

The Partnership’s reported results include items that affect comparability between reporting periods.  These items are excluded from adjusted results, as further described in the second table below.  Accordingly, the Partnership’s third-quarter 2012 adjusted net income, adjusted net income per diluted limited partner unit and adjusted EBITDA were $18.3 million, $0.25 and $29.7 million, respectively, as compared to third-quarter 2011 respective results of $16.0 million, $0.22 and $26.9 million.  (See the section of this release entitled “Non-GAAP and Segment Financial Measures” and the tables included with this press release for a presentation of adjusted EBITDA and other non-GAAP financial measures, and reconciliations of such measures to the comparable GAAP measures.)

“PNG delivered solid third-quarter results above the high-end of our guidance marking the ninth consecutive quarter PNG has performed in line with or ahead of guidance.  This performance was underpinned by fee-based cash flow associated with our highly contracted storage capacity along with solid execution from our commercial optimization team,” said Dean Liollio, President of PAA Natural Gas Storage.  “Our preliminary 2013 guidance reflects the addition of low-cost storage capacity at Southern Pines and Pine Prairie, which is expected to largely offset the adverse impact of lease renewals during challenging natural gas storage market conditions.

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With strategically located assets, an attractive portfolio of fee-based storage contracts, a solid balance sheet and approximately $173 million of committed liquidity, the Partnership remains well positioned for 2013 and to participate in the long-term fundamental growth in storage demand.”

The following tables present certain selected financial information for the applicable periods (amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Revenues
Firm storage services	$36,364	$35,536	$105,646	$100,075
Hub services and merchant storage (1)	28,176	42,548	166,268	81,252
Other	1,587	1,250	3,076	2,791
Total revenues	66,127	79,334	274,990	184,118

Storage-related costs (2)	(29,184)	(45,585)	(167,549)	(90,657)
Field operating costs	(2,974)	(3,070)	(9,030)	(9,072)
General and administrative expenses (3)	(4,641)	(4,368)	(14,304)	(18,193)
Other income / (expense), net	(5)	(7)	12	10
EBITDA	$29,323	$26,304	$84,119	$66,206

Selected items impacting comparability	388	554	3,076	7,659
Adjusted EBITDA	$29,711	$26,858	$87,195	$73,865

Reconciliation to net income:
Depreciation, depletion and amortization	(9,461)	(9,193)	(27,855)	(24,602)
Interest expense, net of capitalized interest	(1,973)	(1,666)	(5,350)	(3,945)
Adjusted Net Income	$18,277	$15,999	$53,990	$45,318

Selected items impacting comparability	(388)	(554)	(3,076)	(7,659)
Net income	$17,889	$15,445	$50,914	$37,659

(1)  Includes revenues associated with sales of natural gas through commercial marketing activities.

(2)  Includes costs associated with natural gas sold through commercial marketing activities.

(3)  Includes equity compensation expense for all periods presented.  The nine months ended September 30, 2011 include approximately $4 million of acquisition-related costs.

Third-quarter 2012 adjusted EBITDA increased approximately 11% over the prior-year period.  This increase is primarily associated with additional capacity being placed into service at Pine Prairie and Southern Pines.

The following table highlights the selected items that the Partnership believes impact comparability of financial results between reporting periods (amounts in thousands, except per unit amounts):

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	Three Months Ended September 30,		Nine Months Ended September 30,
Selected Items Impacting Comparability - Income / (Expense):	2012	2011	2012	2011
Equity compensation expense	$(1,016)	$(681)	$(3,148)	$(3,339)
Acquisition-related expense	—	(5)	—	(4,055)
Mark-to-market of open derivative positions	628	132	72	235
Insurance deductible related to property damage	—	—	—	(500)
Selected items impacting comparability	$(388)	$(554)	$(3,076)	$(7,659)

Selected items impacting comparability	$(388)	$(554)	$(3,076)	$(7,659)
Less: GP 2% portion of selected items impacting comparability	8	11	62	153
LP 98% portion of selected items impacting comparability	$(380)	$(543)	$(3,014)	$(7,506)

Impact to basic net income per limited partner unit (1)	$(0.01)	$(0.01)	$(0.04)	$(0.11)
Impact to diluted net income per limited partner unit (1)	$(0.01)	$(0.01)	$(0.04)	$(0.11)

(1) Includes common units and Series A subordinated units.  Series B subordinated units are not entitled to cash distributions unless and until they convert to Series A subordinated units or common units, which conversion is contingent on our meeting both certain distribution levels and certain in-service operational tests at our Pine Prairie facility.  As a result, the Series B subordinated units are not included in the calculation of basic or diluted net income per unit amounts.

The Partnership’s common units and Series A subordinated units outstanding as of September 30, 2012 totaled 71.1 million.  An additional 13.5 million Series B subordinated units (which are not currently entitled to receive distributions) are outstanding and do not convert to Series A subordinated units unless certain performance conditions are met. At September 30, 2012, the Partnership had approximately $375 million of borrowings outstanding on its $550 million unsecured credit facility.

The Partnership has announced a quarterly distribution of $0.3575 ($1.43 on an annualized basis) per unit payable November 14, 2012 on its outstanding common units and Series A subordinated units.  Including the distribution payable in November, limited partner distributions paid in 2012 represent an increase of 2.7% over limited partner distributions paid in 2011.

Prior to its November 6th conference call, the Partnership will furnish a current report on Form 8-K, which will include material in this press release and financial and operational guidance for the fourth-quarter and full year 2012.  A copy of the Form 8-K will be available on the Partnership’s website at www.pnglp.com.

Non-GAAP and Segment Financial Measures

Adjusted EBITDA is presented because it is the primary measure used by management to evaluate segment

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performance and because we believe it provides additional information with respect to both the performance of our fundamental business activities as well as our ability to meet our future debt service, capital expenditures and working capital requirements. We also believe that adjusted EBITDA is used to assess our operating performance compared to other publicly traded partnerships in the midstream energy industry, without regard to financing methods, capital structure or historical cost basis.  In addition, we present selected items that impact the comparability of our operating results as additional information that may be helpful to your understanding of our financial results. We consider an understanding of these selected items impacting comparability to be material to our evaluation of our operating results and prospects. Although we present selected items that we consider in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, mechanical interruptions, acquisitions and numerous other factors. These types of variations are not fully identified and discussed in this release, but will be discussed, as applicable, in management’s discussion and analysis of operating results in our Quarterly Report on Form 10-Q.

A reconciliation of adjusted EBITDA to net income for the periods presented is included in the tables of this release. In addition, the Partnership maintains on its website (www.pnglp.com) a reconciliation of adjusted EBITDA and certain commonly used non-GAAP financial information to the most comparable GAAP measures. To access the information, investors should click on the “Investor Relations” link on the Partnership’s home page and then the “Non-GAAP Reconciliation” link on the Investor Relations page.

Conference Call

The Partnership will host a joint conference call with Plains All American Pipeline, L.P. at 9:00 AM (Central) on Tuesday, November 6, 2012 to discuss the following items:

1.              The Partnership’s third-quarter 2012 performance;

2.              The status of major expansion projects;

3.              Capitalization and liquidity;

4.              Financial and operating guidance for the fourth-quarter and full year 2012;

5.              Preliminary guidance for 2013; and

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6.              The Partnership’s outlook for the future.

Webcast Instructions

To access the Internet webcast, please go to the Partnership’s website at www.pnglp.com, choose “Investor Relations,” and then choose “Conference Calls.”  Following the live webcast, the call will be archived for a period of sixty (60) days on the Partnership’s website.

Alternatively, you may access the live conference call by dialing toll free (800) 230-1085. International callers should dial (612) 332-0226. No password is required. You may access the slide presentation accompanying the conference call a few minutes prior to the call under the Conference Call Summaries portion of the Conference Calls tab of the Investor Relations section of PNG’s website at www.pnglp.com.

Telephonic Replay Instructions

To listen to a telephonic replay of the conference call, please dial (800) 475-6701, or, for international callers, (320) 365-3844, and replay access code 260375.  The replay will be available beginning Tuesday, November 6, 2012, at approximately 11:00 AM (Central) and continue until 11:59 PM (Central) Thursday, December 6, 2012.

Forward Looking Statements

Except for the historical information contained herein, the matters discussed in this release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from results anticipated in the forward looking statements. These risks and uncertainties include, among other things, a continuation of reduced volatility and/or lower spreads in natural gas markets for an extended period of time; factors affecting demand for natural gas storage services and the rates we are able to charge for such services, including the balance between the supply of and demand for natural gas; our ability to maintain or replace expiring storage contracts, or enter into new storage contracts, in either case at attractive rates and on otherwise favorable terms; factors affecting our ability to realize revenues from hub services and merchant storage transactions involving uncontracted or unutilized capacity at our facilities; operational, geologic or other factors that affect the timing or amount of crude oil and other liquid hydrocarbons that we are able to produce in conjunction with the operation of our Bluewater facility; market or other factors that affect the prices we are able to realize for crude oil and other liquid hydrocarbons produced in conjunction with the operation of our

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Bluewater facility; our ability to obtain and/or maintain all permits, approvals and authorizations that are necessary to conduct our business and execute our capital projects; the impact of operational, geologic and commercial factors that could result in an inability on our part to satisfy our contractual commitments and obligations, including the impact of equipment performance, cavern operating pressures and cavern temperature variances, salt creep and subsurface conditions or events; risks related to the ownership, development and operation of natural gas storage facilities; failure to implement or execute planned internal growth projects on a timely basis and within targeted cost projections; the effectiveness of our risk management activities; the effects of competition; interruptions in service and fluctuations in tariffs or volumes on third-party pipelines; general economic, market or business conditions and the amplification of other risks caused by volatile financial markets, capital constraints and pervasive liquidity concerns; the successful integration and future performance of acquired assets or businesses; our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness; the impact of current and future laws, rulings, governmental regulations, accounting standards and statements and related interpretations; shortages or cost increases of supplies, materials or labor; weather interference with business operations or project construction; our ability to receive open credit from our suppliers and trade counterparties; continued creditworthiness of, and performance by, our counterparties, including financial institutions and trading companies with which we do business; the availability of, and our ability to consummate, acquisition or combination opportunities; the operations or financial performance of assets or businesses that we acquire; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; increased costs or unavailability of insurance; fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plan; and other factors and uncertainties inherent in the ownership, development and operation of natural gas storage facilities discussed in the Partnership’s filings with the Securities and Exchange Commission.

PAA Natural Gas Storage, L.P. is a publicly traded master limited partnership engaged in the development, acquisition, operation and commercial management of natural gas storage facilities. The Partnership currently owns and operates three natural gas storage facilities located in Louisiana, Mississippi and Michigan.  The Partnership’s general partner, as well as the majority of the Partnership’s limited partner interests, is owned by Plains All American Pipeline, L.P. PNG is headquartered in Houston, TX.

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333 Clay Street, Suite 1500 Houston, Texas 77002 713-646-4100 / 800-564-3036

PAA NATURAL GAS STORAGE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

REVENUES (1)	$66,127	$79,334	$274,990	$184,118
COSTS AND EXPENSES:
Storage-related costs (2)	29,184	45,585	167,549	90,657
Field operating costs	2,974	3,070	9,030	9,072
General and administrative expenses (3)	4,641	4,368	14,304	18,193
Depreciation, depletion and amortization	9,461	9,193	27,855	24,602
Total costs and expenses	46,260	62,216	218,738	142,524
Operating income	19,867	17,118	56,252	41,594
OTHER INCOME / (EXPENSE):
Interest expense, net of capitalized interest:	(1,973)	(1,666)	(5,350)	(3,945)
Other income / (expense), net	(5)	(7)	12	10
Net income	$17,889	$15,445	$50,914	$37,659

CALCULATION OF LIMITED PARTNER NET INCOME:
Net Income	$17,889	$15,445	$50,914	$37,659
Less: General partner interest in net income	575	526	1,671	1,133
Less: Amounts attributable to participating securities (4)	83	—	248	—
Limited partner interest in net income	$17,231	$14,919	$48,995	$36,526

Net income per limited partner unit - basic (5)	$0.24	$0.21	$0.69	$0.54
Net income per limited partner unit - diluted (5)	$0.24	$0.21	$0.69	$0.54

Weighted average limited partner units outstanding - basic (5)	71,136	71,125	71,131	67,279
Weighted average limited partner units outstanding - diluted (5)	71,253	71,136	71,248	67,294

OPERATING DATA

(In thousands, except capacity and operating metric data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Net revenue margin (6)(7)	$36,315	$33,617	$107,369	$93,226
Field operating costs / G&A / Other	(6,604)	(6,759)	(20,174)	(19,361)
Adjusted EBITDA	$29,711	$26,858	$87,195	$73,865

Average working storage capacity (Bcf)	89	75	82	69

Monthly Operating Metrics ($/Mcf):
Net revenue margin (6)(7)	$0.14	$0.15	$0.15	$0.15
Field operating costs / G&A / Other	(0.03)	(0.03)	(0.03)	(0.03)
Adjusted EBITDA	$0.11	$0.12	$0.12	$0.12

(1)  Includes revenues associated with sales of natural gas through commercial marketing activities.

(2)  Includes costs associated with natural gas sold through commercial marketing activities.

(3)  Includes equity compensation expense for all periods presented.  The nine months ended September 30, 2011 include approximately $4 million of acquisition-related costs incurred during the first quarter of 2011.

(4)  Participating securities consist of LTIP awards containing vested distribution equivalent rights which entitle the grantee to a cash payment equal to the cash distribution paid on our outstanding common units.

(5)  Includes common units and Series A subordinated units.  Series B subordinated units are not entitled to cash distributions unless and until they convert to Series A subordinated units or  common units, which conversion is contingent on our meeting both certain distribution levels and certain in-service operational tests at our Pine Prairie facility.  As a result, the Series B subordinated units are not included in the calculation of basic or diluted net income per unit amounts.

(6)  Net revenue margin equals revenues minus storage-related costs.

(7)  Excludes the impact of mark-to-market of open derivative positions.

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333 Clay Street, Suite 1500 Houston, Texas 77002 713-646-4100 / 800-564-3036

PAA NATURAL GAS STORAGE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(In thousands)

	September 30,	December 31,
	2012	2011
ASSETS
Current assets	$74,986	$93,955
Property and equipment, net	1,307,527	1,280,413
Base gas	51,235	48,432
Goodwill, intangibles and other assets, net	411,884	427,199

Total assets	$1,845,632	$1,849,999

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$107,473	$110,172
Note payable to PAA	200,000	200,000
Long-term debt under credit agreements	295,262	253,508
Other long-term liabilities	1,306	693

Total liabilities	604,041	564,373

Total partners’ capital	1,241,591	1,285,626

Total liabilities and partners’ capital	$1,845,632	$1,849,999

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333 Clay Street, Suite 1500 Houston, Texas 77002 713-646-4100 / 800-564-3036

PAA NATURAL GAS STORAGE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED EARNINGS PER LIMITED PARTNER UNIT

(In thousands, except per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Numerator for basic and diluted earnings per limited partner unit:
Net Income	$17,889	$15,445	$50,914	$37,659
Less: General partner’s incentive distribution	222	222	666	388
Less: General partner 2% ownership interest	353	304	1,005	745
Less: Amounts attributable to participating securities (1)	83	—	248	—
Net income available to limited partners	$17,231	$14,919	$48,995	$36,526

Denominator:
Basic weighted average number of limited partner units outstanding (2)	71,136	71,125	71,131	67,279
Effect of dilutive securities:
Weighted average LTIP units	117	11	117	15
Diluted weighted average number of limited partner units outstanding (2)	71,253	71,136	71,248	67,294

Basic net income per limited partner unit (2)	$0.24	$0.21	$0.69	$0.54

Diluted net income per limited partner unit (2)	$0.24	$0.21	$0.69	$0.54

(1)  Participating securities consist of LTIP awards containing vested distribution equivalent rights which entitle the grantee to a cash payment equal to the cash distribution paid on our outstanding common units.

(2) Includes common units and Series A subordinated units.  Series B subordinated units are not entitled to cash distributions unless and until they convert to Series A subordinated units or common units, which conversion is contingent on our meeting both certain distribution levels and certain in-service operational tests at our Pine Prairie facility.  As a result, the Series B subordinated units are not included in the calculation of basic or diluted net income per unit amounts.

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333 Clay Street, Suite 1500 Houston, Texas 77002 713-646-4100 / 800-564-3036

PAA NATURAL GAS STORAGE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS

(In thousands, except per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Distributable cash flow (“DCF”)
Net Income	$17,889	$15,445	$50,914	$37,659
Depreciation, depletion and amortization	9,461	9,193	27,855	24,602
Equity compensation expense, net of cash payments	1,141	683	2,595	2,722
Maintenance capital expenditures	(84)	(51)	(457)	(266)
Mark-to-market on open derivative positions	(628)	(132)	(72)	(235)
Acquisition-related expense	—	5	—	4,055
DCF	$27,779	$25,143	$80,835	$68,537

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net income and earnings per limited partner unit excluding selected items impacting comparability:
Net Income	$17,889	$15,445	$50,914	$37,659
Selected items impacting comparability	388	554	3,076	7,659
Adjusted Net Income	$18,277	$15,999	$53,990	$45,318

Net income available to limited partners in accordance with application of the two-class method for MLPs	$17,231	$14,919	$48,995	$36,526
Limited partners’ 98% of selected items impacting comparability	380	543	3,014	7,506
Adjusted limited partners’ net income	$17,611	$15,462	$52,009	$44,032

Adjusted basic net income per limited partner unit	$0.25	$0.22	$0.73	$0.65

Adjusted diluted net income per limited partner unit	$0.25	$0.22	$0.73	$0.65

Basic weighted average units outstanding (1)	71,136	71,125	71,131	67,279

Diluted weighted average units outstanding (1)	71,253	71,136	71,248	67,294

(1) Includes common units and Series A subordinated units.  Series B subordinated units are not entitled to cash distributions unless and until they convert to Series A subordinated units or common units, which conversion is contingent on our meeting both certain distribution levels and certain in-service operational tests at our Pine Prairie facility.  As a result, the Series B subordinated units are not included in the calculation of basic or diluted net income per unit amounts.

Contacts:	Roy I. Lamoreaux	Al Swanson

	Director, Investor Relations	Executive Vice President, CFO

	713/646-4222 — 800/564-3036	800/564-3036

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333 Clay Street, Suite 1500 Houston, Texas 77002 713-646-4100 / 800-564-3036